UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:	(952) 888-8801

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Toro Company (the “Company”) held its 2017 Annual Meeting of Shareholders on March 21, 2017. The final results of the shareholder vote on the business brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One—Election of four directors, each to serve for a term of three years ending at the Company’s 2020 Annual Meeting of Shareholders
Jeffrey M. Ettinger	84,816,591	3,539,977	—	10,756,421
Katherine J. Harless	86,354,306	2,002,262	—	10,756,421
Michael J. Hoffman	84,127,063	4,229,505	—	10,756,421
D. Christian Koch	87,135,890	1,220,678	—	10,756,421

Proposal Two—Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending October 31, 2017	96,575,308	2,363,133	174,548	—

Proposal Three—Advisory approval of executive compensation	86,772,232	1,214,150	370,186	10,756,421

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Proposal Four—Advisory approval of the frequency of the advisory approval of executive compensation	77,904,897	482,794	9,567,140	401,737	10,756,421

Each of the directors in Proposal One was elected by the Company’s shareholders by the required vote and each of Proposals Two and Three was approved by the Company’s shareholders by the required vote.

In accordance with the result of the advisory vote on Proposal Four, the Board of Directors has determined that the Company will continue to conduct an executive compensation advisory vote on an annual basis.

Regarding the Company’s other directors, (i) each of Janet K. Cooper, Gary L. Ellis and Gregg W. Steinhafel continue to serve as a director for a term ending at the Company’s 2018 Annual Meeting of Shareholders; and (ii) each of Robert C. Buhrmaster, Richard M. Olson, James C. O’Rourke and Christopher A. Twomey continue to serve as a director for a term ending at the Company’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: March 23, 2017	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel